                          SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

      Filed by the Registrant (X)
      Filed by a Party other than the Registrant ( )
      Check the appropriate box:
      ( )  Preliminary Proxy Statement
      (X)  Definitive Proxy Statement
      ( )  Definitive Additional Materials
      ( )  Soliciting Material Pursuant to Section 240.14a-11(c) of
           Section 240.14a 12

                        Public Service Company of Colorado
                 (Name of Registrant as Specified In Its Charter)
      ________________________________________________________________________
                    Name of Person(s) Filing Proxy Statement

      Payment of Filing Fee (check the appropriate box):
      (X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
           or 14a-6 (i)(2).
      ( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
      ( )  Fee computed on table below per Exchange Act Rules 14a-
           6(i)(4) and 0-11.

           1)  Title of each class of securities to which
               transaction applies:
                      __________________________
           2)  Aggregate number of securities to which transaction
               applies:
                      __________________________
           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
               0-11, (1)

           4)  Proposed maximum aggregate value of transaction:
                      __________________________
      (1) Set forth amount on which the filing fee is calculated and state how it was determined.

      ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)  Amount previously paid:
           2)  Form, Schedule or Registration Statement No:
           3)  Filing Party:
           4)  Date Filed:

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                                                                April 10, 1995



      Dear Shareholder:

         You are invited  to attend the  Annual Meeting  of Shareholders  (the
      "Meeting") of Public Service  Company of Colorado (the "Company").   The
      1995 Meeting will be held:



                  DATE:       May 11, 1995
                  TIME:       10:00 A.M., Denver time
                  PLACE:      Adam's Mark Hotel, 1550 Court Place
                              Grand Ballroom - Lobby Level
                              Denver, Colorado



         The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the Meeting. The Meeting will consider the election of Directors and the approval of independent public accountants. The accompanying Proxy Statement contains discussion of the matters to be considered. At the Meeting, your management will report on the operations of the Company, and Directors and officers of the Company will respond to questions that shareholders may have.

         The Board of Directors encourages you to promptly complete, date, sign and return your Proxy Card. Return of the Proxy Card indicates your interest in the Company's affairs. If you attend the Meeting and wish to vote your shares personally, you may revoke your proxy at that time.


                                    Sincerely yours,

                                    /s/D. D. Hock

                                    Chairman of the Board
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

                  Notice of Annual Meeting of Shareholders
                             May 11, 1995



      To the Shareholders of the Company:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Public Service Company of Colorado (the "Company") will be held on the 11th day of May, 1995, at the Adam's Mark Hotel, Grand Ballroom, 1550 Court Place, Denver, Colorado, at 10:00 A.M., Denver time, for the purposes of (1) electing a Board of Directors for the ensuing year, (2) approving the appointment of Arthur Andersen & Co. as independent public accountants for the 1995 calendar year, and (3) transacting such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

         The holders of record of Common Stock at the close of business on March 24, 1995, will be entitled to vote at the Meeting and at any adjournments thereof. Proxy soliciting material is being mailed to shareholders commencing on April 10, 1995.


                                    By order of the Board of Directors.

      Dated:  April 10, 1995.



                                          W. WAYNE BROWN
                                          Corporate Secretary




         The shareholders of the Company are urged to attend the Meeting, if possible. Please complete, date and sign the enclosed form of proxy now and mail it promptly in the self-addressed, postage paid envelope enclosed for that purpose, even if you presently plan to attend the Meeting. Any shareholder present at the Meeting may nevertheless vote personally on all matters with respect to which such shareholder is entitled to vote.

                                 PROXY STATEMENT
         This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Public Service Company of Colorado, a Colorado corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on May 11, 1995, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any and all adjournments of the Meeting.

         A form of proxy for use at the Meeting is enclosed. Any shareholder signing a proxy has the power to revoke the same in writing, addressed to the Secretary of the Company, or in person at the Meeting at any time before the proxy is exercised.

         The entire cost of the solicitation of proxies will be borne by the Company. Solicitations will be made by the Company primarily by use of the mails. Additional solicitation of proxies of brokers, banks, nominees and institutional investors will be made pursuant to the special engagement of Beacon Hill Partners, Inc., at a cost to the
      Company of approximately $3,500, plus out-of-pocket expenses. If necessary to obtain reasonable representation of shareholders at the Meeting, solicitations by the Company may also be made by telephone, facsimile, or personal interview. The Company will request brokers, banks, or other persons holding stock in their names or in the names of their nominees to forward proxy material to the beneficial owners of such stock or request authority for the execution of the proxies and will reimburse such brokers or other persons for their expenses in so doing.

         At March 24, 1995, the Company had outstanding 62,692,927 shares of Common Stock, par value $5 per share, entitled to one vote per share. In lieu of closing the stock transfer books of the Company, the Board of Directors fixed March 24, 1995, as the record date for the determination of shareholders entitled to vote at the Meeting and at any and all adjournments thereof. Colorado Law and the By-laws of the Company provide that a majority of the shares entitled to vote shall constitute a quorum at a meeting of shareholders of the Company.

         The Annual Report to shareholders for the year ended December 31, 1994, which is not a part of this Proxy Statement, was mailed commencing on March 24, 1995, under separate cover to shareholders of record.

         The Board of Directors urges shareholders to complete, date, sign and return their proxies promptly.

                              ELECTION OF DIRECTORS

         A board of fourteen Directors of the Company (the "Directors") is to be elected at the Meeting. These Directors will hold office until the next annual election and until their successors shall be duly elected and qualified.
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
         The nominees below will be elected Directors of the Company if they each receive the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote. The indication of a "withholding" of a vote on a nominee will have the same effect as a vote against the particular nominee. The Restated Articles of Incorporation of the Company do not permit cumulative voting.

         Shares represented by an executed proxy in the form enclosed will be voted for the election of the following nominees as Directors of the Company, unless otherwise directed:


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                        WAYNE H. BRUNETTI
                        Wayne H.  Brunetti is  president  and chief  operating
                        officer  of  Public  Service  Co.  of Colorado.  Since
                        assuming this position in July 1994, he is responsible
  [PHOTO]               for  managing  all  operating  functions   within  the
                        company.   Mr.  Brunetti is  the former  president and
                        chief   executive   officer  of   Management   Systems
                        International,  a Florida  management consulting  firm
                        that  he  founded in  1991.   Prior  to  that,  he was
                        executive vice  president  of Florida  Power  &  Light
                        Company,  where he  had responsibility  for more  than
                        half of that company's operations.  Mr. Brunetti began
  Age              52   his business career in 1964 in Florida Power & Light's
  Director since 1994   treasury  department.    He  worked  his  way  through
                        positions  including assistant  comptroller, assistant
                        to  the  vice   president  of  public   affairs,  vice
                        president   of  energy   management  and   group  vice
                        president.    His  career  at  Florida  Power &  Light
                        spanned  nearly 28 years before he left the company to
                        form  his own consulting  business.   Mr. Brunetti has
                        been active in various professional  and civic groups,
                        including  serving  on  numerous  committees  with the
                        Electric  Power  Research  Institute  and  the  Edison
                        Electric Institute.    He  holds a  B.S.  in  Business
                        Administration from the University of Florida, and he is a graduate of the Harvard Business School's Program for Management Development.

                        COLLIS P. CHANDLER, JR. (g)
                        Collis  P.  Chandler,   Jr.  is  chairman   and  chief
                        executive  officer  of  Chandler  &  Associates,  Inc.
                        Chandler  & Associates, Inc. is engaged in the oil and
  [PHOTO]               gas exploration and production business  with emphasis
                        in the Rocky Mountain region.  He is also president of
                        Chandler-Simpson,  Inc.    Mr.  Chandler  founded  the
                        Chandler Companies  in 1955.   He received  a B.S.  in
                        Mechanical Engineering from Purdue University  in 1948
                        and is a Registered Professional Engineer in Colorado.
                        Mr.  Chandler is  a member  of the  National Petroleum
                        Council  and served as its chairman from 1976 to 1979.
  Age              68   In  1979,  he  received  the  Secretary  of   Energy's
  Director since 1985   Distinguished   Service  Medal  for   his  service  as
                        chairman  of the  Council.   He is  a director  of the
                        American  Petroleum  Institute, and  in  1994 was  the
                        recipient  of its  highest award,  the Gold  Medal for
                        Distinguished Achievement.  He is a former director of
                        the  Gas Research Institute and a past chairman of the
                        Natural  Gas Supply  Committee,  a Washington,  D. C.-
                        based  committee  of  large  and  small  producers  of
                        natural  gas.   He is a  past president  of the Purdue
                        University Alumni Association  and a former  member of

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
                        the Purdue Foundation Board of Governors. He is also a member of the Rocky Mountain Association of Geologists, the American Association of Petroleum Landsmen and the Society of Petroleum Engineers.

                        DR. DORIS M. DRURY (a)(h)
                        Dr. Doris M.  Drury is the John J.  Sullivan Professor
  [PHOTO]               of Free  Enterprise Economics at  Regis University,  a
                        position she  has held  since January 1990.   She  was
                        also executive director of the MBA  Program until July
                        1993 when  Dr. Drury became  special assistant to  the
                        president  of  Regis  University.       Prior  to  her
                        positions with  Regis University, she was  a professor
                        of economics at the University of Denver for 24 years.
                        She is also  president of the Center for  Business and
  Age              68   Economic Forecasting, Inc.  Dr. Drury is a director of
  Director since 1975   Equitable of Iowa Companies and Blue Cross/Blue Shield
                        of Colorado.    She  served on  the  Colorado  Bankers
                        Association's Project Consensus Task Force and  on the
                        Governor's Management and  Efficiency Study Committee.
                        Dr. Drury was previously  chairperson of the Board  of
                        Directors of the Federal Reserve Bank  of Kansas City,
                        Missouri,   and  chairperson  of   the  Department  of
                        Economics and Public Affairs Program and director of the Division of Research at the University of Denver.

                        THOMAS T. FARLEY (c)
                        Thomas T.  Farley is a senior partner  in the law firm
  [PHOTO]               of Petersen & Fonda,  P.C. in Pueblo, Colorado,  which
                        he  joined in  1974.  He  received his  LL.B. from the
                        University of  Colorado and a  B.S. in Economics  from
                        the University  of  Santa Clara,  where  he is  now  a
                        member of  its  Board of  Regents.   He  was  formerly
                        president of  the governing  boards of  Colorado State
                        University,  the University  of Southern  Colorado and
                        Ft.  Lewis College, and  he served as  chairman of the
  Age              60   Colorado  Wildlife  Commission.    He  also  served as
  Director since 1983   Minority    Leader   of   the    Colorado   House   of
                        Representatives  from 1967 to  1975.  Mr.  Farley is a

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
                        recipient of distinguished service awards from the Board of Regents of the University of Colorado and the University of Southern Colorado, as well as the Foremost Among Fifty Award from Sierra Club International. He is a director of Health Systems International, Inc. (f\k\a Qual-Med, Inc.), a publicly traded, multi-state health maintenance organization and a member of its Executive and Audit Committees. He is also a community director of Norwest Pueblo and Norwest Sunset, and a member of Norwest Bank Colorado's statewide Community Reinvestment Committee. He is a member of the Colorado Forum and is a trustee of the Farley Foundation and the Great Outdoors Colorado Trust Fund.

                        GAYLE L. GREER (c)
                        Gayle  L. Greer is vice president of Time Warner Cable
                        (successor  to  American Television  &  Communications
                        Corporation) and  group vice president for Time Warner
  [PHOTO]               Cable's  National   Division.    She   has  held  such
                        positions since 1984.  Prior to 1984, she was manager,
                        director and vice president  of new market development
                        for  Time  Warner Cable.    Ms.  Greer  serves on  the
                        Community Board of Bank  One-Denver and is a  director
                        for  Blue Cross/Blue  Shield of  Colorado.   She  is a
  Age              53   member of the Executive Committee of  Mile High United
  Director since 1986   Way,  The  Women's  Forum  of  Denver,  the   National
                        Association of  Minorities  in Cable  Foundation,  the
                        Women in Cable Foundation  and Ocean Journey Aquarium.
                        She is a recipient  of the INROADS Corporate  Achiever
                        Award,  the Martin  Luther King  Social Responsibility
                        Award and the National Cable  Television Association's
                        Vanguard Award for Leadership.   Ms. Greer received  a
                        B.S. in Political Science and Sociology and a Masters in Social Work from the University of Houston.

                        A. BARRY HIRSCHFELD (e)
                        A. Barry Hirschfeld is  president of A. B.  Hirschfeld
  [PHOTO]               Press,  Inc., a commercial  printing company.   He has
                        held  this  position since  1984.    He  is the  third
                        generation  to head this  family-owned business, which
                        was founded in  1907.  Mr. Hirschfeld is  also founder
                        and  co-owner of Colorado  Carphone Corporation, which
                        was  organized in 1983.   He received  his M.B.A. from
                        the  University  of  Denver  and  a  B.S. in  Business
                        Administration   from  California   State  Polytechnic
  Age              52   University.  Mr. Hirschfeld and his  wife received the
  Director since 1988   1991 University of Denver Alumni Association award for
                        community  service.    Mr.  Hirschfeld  serves  on the
                        boards  of  directors  of  the  Boettcher  Foundation;
                        Mountain States Employers Council, where he serves as vice chairman/chairman elect; the Colorado Business

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
                        Committee for the Arts; the Rocky Mountain Multiple Sclerosis Center; the National Conference of Christians and Jews; the Allied Jewish Federation Endowment Fund; the Boy Scouts of America; the Cherry Creek Arts Festival; and the National Jewish Center, where he serves as vice president of the board. He is also a member of the Scientific and Cultural Facilities District Board for Colorado and a member of the KUSA 9Who Care Board of Governors. Mr. Hirschfeld is past chairman of the Denver Metro Convention and Visitors Bureau and the Denver Art Museum; past president of the Metro Denver Executive Club; past vice president of Graland Country Day School and a past board member of the Allied Jewish Federation.

                        D. D. HOCK (b)
                        D.  D. Hock is chairman and chief executive officer of
  [PHOTO]               Public Service Co.  of Colorado.  He began  his career
                        with  Public  Service  Co.  in  1962  as  director  of
                        auditing.   In  1973, he  was  elected assistant  vice
                        president  of  accounting and  controller, in  1976 he
                        became vice president of accounting and secretary, and
                        in  1985  he was  elected  senior  vice  president  of
                        utility services and  to the board of directors.   Mr.
                        Hock became  president and chief operating  officer in
  Age              59   1986 and assumed the  position of president and  chief
  Director since 1985   executive officer  in October 1988.  In December 1988,
                        he  was  elected  chairman  of   the  board  effective
                        February 1989.  Mr. Hock received a B.S. in Accounting
                        from the University of  Colorado, Boulder.  He  serves
                        on the board of trustees for Mile High United  Way and
                        on its campaign cabinet.  He also serves on the boards
                        of the  Denver Area Council/Boy Scouts of America; the
                        Committee  for  Economic   Development;  the  Colorado
                        Business   Alliance  for  Youth;   the  University  of
                        Colorado President's Business  Council; the University
                        of Colorado  Foundation;  and  the  Economic  Club  of
                        Colorado.  He also serves as director of the Stapleton
                        Redevelopment    Foundation,   the    Greater   Denver
                        Corporation,   and  the   Mountain  States   Employers
                        Council.   He  is on  the boards  of directors  of the
                        Edison  Electric  Institute, Electric  Power  Research
                        Institute, the Western Energy Supply  and Transmission
                        (WEST)  Associates,  and  the  Association  of  Edison
                        Illuminating Companies.  He also serves on the Western
                        Regional Council Board of Trustees. Mr. Hock is a member of the Colorado Forum, Colorado Society and American Institute of Certified Public Accountants, the Western Stock Show Association Board of Directors and The Rotary Club of Denver.

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                        GEORGE B. McKINLEY (a)(g)
                        George  B.   McKinley  is   active  in  the   banking,
  [PHOTO]               investment  and cattle  businesses.   Mr.  McKinley is
                        chairman and chief executive officer of First National
                        Banks in Evanston  and Kemmerer, Wyoming, and he  is a
                        director and president of First  McKinley Corporation,
                        a  bank holding company.   He served  as president and
                        chief executive  officer of C.C.B.,  Inc., and of  the
                        Central Bancorporation, Inc.  (Denver), until November
                        1985.    Mr. McKinley    is  active  in the  American,
  Age              67   Colorado  and  Wyoming bankers  associations and  is a
  Director since 1976   former director of the Wyoming Bankers Association.

                        WILL F. NICHOLSON, JR. (a)(g)
                        Will F. Nicholson, Jr.  is chairman of Rocky  Mountain
  [PHOTO]               Bank  Card System  Inc.,  a credit  card company.   On
                        February  28, 1995, he  retired as chairman, director,
                        chief  executive  officer  and president  of  Colorado
                        National Bankshares, Inc., a bank holding company.  He
                        was elected president of Colorado National Bankshares,
                        Inc. in 1975 and chairman and  chief executive officer
                        in  1985.   Mr.  Nicholson serves  as chairman  of the
                        Greater Denver Corporation and as a  director of First
  Age               65  Bank System,  Inc.;  Boys  and Girls  Clubs  of  Metro
  Director since  1981  Denver; HealthONE; the  Colorado Golf Association; the
                        National  Western  Stock  Show  Association;  Downtown
                        Denver, Inc.; the Greater Denver Chamber of  Commerce;
                        and the  U.S. Chamber of Commerce.   He is chairman of
                        Visa,   U.S.A.,   Inc.   and  a   director   of   Visa
                        International. Mr. Nicholson has participated in many civic and charitable enterprises, including the Denver
                        Urban  Renewal Authority,  the Denver  Board of  Water
                        Commissioners, the Judicial Selection Committee for the Second Judicial District, the United States Golf
                        Association and Mile High United Way.

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                        J. MICHAEL POWERS (d)
                        J. Michael Powers has been president of Powers Brick &
  [PHOTO]               Tile  of  Cheyenne and  Fort  Collins  and  of  Powers
                        Products  Co.,  a  specialty  construction  company in
                        Cheyenne  and   Denver,  since  1974.    A  native  of
                        Cheyenne,  Wyoming, Mr.  Powers is  a director  of the
                        American  National  Bank  -  Cheyenne.    He  is  past
                        chairman  of Cheyenne  LEADS, an  economic development
                        organization, and  has also served as president of the
  Age              52   Cheyenne  Chamber of Commerce.   Mr. Powers  is a 1965
  Director since 1978   graduate of the University of Arizona.

                        THOMAS E. RODRIGUEZ (c)
  [PHOTO]               Thomas E. Rodriguez is a CPA in Colorado and  has been
                        president and general manager of Thomas E. Rodriguez &
                        Assoc.,  P.C.,  a  certified public  accounting  firm,
                        since 1985.   Mr. Rodriguez  served as a  director and
                        president of Rodriguez, Roach & Assoc., P.C. from 1982
                        to 1985.  He is a director of  Mercy Housing, Inc. and
                        Accurate  Machining, Inc.    He is  a  trustee of  the
                        Colorado  Historical Foundation  and the  American Tax
                        Policy  Institute  in Washington,  D. C.,  as  well as
  Age              50   president of the Colorado Association of Hispanic CPAs
  Director since 1986   and the Archdiocesan Finance  Council of Denver.   Mr.
                        Rodriguez  has served since  1982 as  an Appeals Court
                        Judge for the Selective  Service System.  Until  1993,
                        he served as a director of the Federal Reserve Bank in
                        Kansas  City, and  in  1985 he  was  president of  the
                        National Association of Hispanic CPAs.  Mr.  Rodriguez
                        is a past president of the Latin Chamber  of Commerce;
                        and a past director of the Executive Committee  of the
                        SBA  in  Washington, D.  C.,  the  Denver  Chamber  of
                        Commerce  and Skyline  Office Products.   He  has also
                        served as chairman of  the Leadership Denver Selection
                        Committee  and was a  member of  the Colorado Hispanic
                        Advisory Council,  the Minority Energy  Task Force for
                        Colorado, and the Colorado Small Business Council.  He
                        was named  Colorado Accountant Advocate of the Year in
                        1983  and Colorado  Small Businessman  of the  Year in
                        1982.   Mr.  Rodriguez was  also named  one of  the 10
                        outstanding business  and professional leaders  by the
                        publishers of  the Minority Business  and Professional
                        Directory.    He  received  a  B.S.  in  Business  and
                        Accounting from Colorado State University.

  [PHOTO]               RODNEY E. SLIFER (e)
                        Rodney  E. Slifer  is  a partner  in  Slifer, Smith  &
  Age              60   Frampton/Vail  Associates  LLC,   a  diversified  real
  Director since 1988   estate company.   He served  as president of  Slifer &

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                        Company from  1968  until 1989.    He is  currently  a
                        director of Alpine Banks of Colorado, a position he has held since 1983. Mr. Slifer is vice president and a board member of the Vail Valley Foundation and co-founder and director of the Jerry Ford Invitational Golf Tournament. Mr. Slifer has served as mayor and a member of the Town Council for the Town of Vail; a board member of Colorado Open Lands, a member of the Urban Land Institute and a board member of the University of Colorado Real Estate Council.

                        W. THOMAS STEPHENS (f)(g)
                        W. Thomas  Stephens is  chairman, president and  chief
                        executive   officer   of  Manville   Corporation,   an
  [PHOTO]               international  manufacturing  and  natural   resources
                        company.   Mr. Stephens began his career with Manville
                        Corporation  in 1963.  In October 1982, he was elected
                        president  of Manville Forest  Products Corporation, a
                        subsidiary of  Manville Corporation.   He  was elected
                        chief  financial officer and  executive vice president
                        of Manville Corporation in December 1984, president in
  Age              52   April 1986, and  chief executive officer in  September
  Director since 1989   1986.    He   has  been  a  member  of   the  Manville
                        Corporation Board  since March  1986,  and became  its
                        chairman in  June 1990.   Mr. Stephens  serves on  the
                        boards of directors of  Riverwood Corporation and Ball
                        Corporation.   He  is also  a  member of  The Business
                        Roundtable  and The  Conference  Board.   Mr. Stephens
                        received  his  B.S.  and  M.S. degrees  in  Industrial
                        Engineering from the University of Arkansas.

                        ROBERT G. TOINTON (a)(g)
                        Robert  G. Tointon  is president  and chief  executive
  [PHOTO]               officer of Phelps-Tointon, Inc., a position he assumed
                        in  June 1989.   Phelps-Tointon,  Inc. is  a specialty
                        construction contractor formed by Mr.  Tointon in June
                        1989  as a spin-off of certain assets of Phelps, Inc.,
                        where  he  served as  president since  1982.   Phelps-
                        Tointon, Inc.  has  four operating  divisions:   Rocky
                        Mountain  Prestress, Southern  Steel Company,  Phelps-
                        Tointon Millwork and Armor Safe Corporation.  Prior to
  Age              61   1982,  Mr.  Tointon  was  president  of  Hensel Phelps
  Director since 1988   Construction  Company.  Mr.  Tointon is  a director of
                        the  Writer  Corporation  and  a  former  director  of
                        Mountain Bell and  Bank One of Colorado.   Mr. Tointon
                        is chairman  of Agenda 21 and a  member of the Greeley
                        Rotary Club and the Colorado Forum.

      NOTES
      The age of each Director is as of December 31, 1994.

      (a) Member of Executive Committee.
      (b) Chairperson of Executive Committee.
      (c) Member of Audit Committee.
      (d) Chairperson of Audit Committee.
      (e) Member of Pension Investment Committee.
      (f) Chairperson of Pension Investment Committee.
      (g) Member of Compensation Committee.
      (h) Chairperson of Compensation Committee.

         If, at the time of the Meeting, any of these nominees will be unable to serve in the capacity for which he or she is nominated or will not be a candidate, an event which the Board of Directors does not anticipate, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees.

         The Company has a standing Executive Committee which exercises, subject to limitations provided by law, all the authority of the Board of Directors in the management of the Company between the meetings of the Board of Directors. The Executive Committee met two times during 1994.

         The Company has a standing Audit Committee, which held nine meetings during 1994. The functions of the Audit Committee are to select and recommend to the Board of Directors a firm of independent public accountants to audit annually the books and records of the Company and its consolidated subsidiary companies; to review the scope of such audit; to receive and review the audit reports and recommendations; to transmit such audit reports and recommendations to the Board of Directors; to review the internal control procedures of the Company and its consolidated subsidiary companies and recommend to the Board of Directors any changes deemed necessary in such procedures; and to perform such other functions as the Board of Directors from time to time may delegate to the Audit Committee.

         The Company has a standing Pension Investment Committee, which provides investment oversight for the assets of the Company's Employees' Retirement Plan and the Employees' Savings and Stock Ownership Plan. The Pension Investment Committee appoints executives responsible for the management of pension plan assets, and approves investment objectives and policy guidelines for them to follow. The Pension Investment Committee receives regular reports on the status of pension plan and savings plan assets and reports at least annually to the Board of Directors. The Pension Investment Committee held two meetings in 1994.

         The Company has a standing Compensation Committee, which reviews performance of and recommends salaries and other forms of compensation for executive officers. The Compensation Committee annually reviews the process of establishing salaries and wages of Company employees; reviews the process of management development and long-range planning for Company development; and reviews and makes recommendations regarding fees and other compensation for Directors. In addition, the Compensation Committee is responsible for the oversight of the Omnibus Incentive Plan, the appointment of an executive officer responsible for day to day management of such plan, and the approval of the guidelines for the granting of awards under the Omnibus Incentive Plan. The Compensation Committee met eight times during 1994.

         Sixteen meetings of the Board of Directors were held during 1994. All incumbent Directors attended 75% or more of the aggregate of the meetings of the Board and the committees on which they served in 1994. The Company does not have a nominating committee, but the Executive Committee functions in that capacity. Shareholders wishing to nominate candidate(s) for future consideration by the Executive Committee may do so by writing to the Secretary of the Company, at the address shown on the cover of this proxy, giving the candidate's name, biographical data and qualifications. Nominations must be received by September 30 of the year preceding the annual meeting date.

Security Ownership of Management and Directors as of January 31, 1995

Title of Class    Name of Beneficial Owner       Amount and nature       % of class
                                                         of                 (d)
     (a)                                        beneficial ownership
                                                        (c)
Common Stock      Wayne H. Brunetti                      4,000
Common Stock      Collis P. Chandler, Jr. (1)            7,201
Common Stock      Dr. Doris M. Drury                     1,608
Common Stock      Thomas T. Farley (2)                   3,085
Common Stock      Gayle L. Greer                           579
Common Stock      A. Barry Hirschfeld (3)                4,329
Common Stock      Delwin D. Hock (4)                 39,891(e)
Common Stock      George B. McKinley                     1,000
Common Stock      Will F. Nicholson (5)                  2,110
Common Stock      J. Michael Powers (6)                  5,284
Common Stock      Thomas E. Rodriguez (7)                1,701
Common Stock      Rodney E. Slifer                       7,661
Common Stock      W. Thomas Stephens                     2,023
Common Stock      Robert G. Tointon (8)                  5,000
Common Stock      Richard C. Kelly (9)                8,868(e)
Common Stock      A. Clegg Crawford                   3,892(e)
Common Stock      Marilyn E. Taylor                   4,037(e)
Common Stock      Directors & Executive Officers    122,424(e)
                  as a Group (b)
Preferred Stock   Directors & Executive Officers             0
                  as a Group (b)
Notes

(a) Common Stock listed in the table represents the Company's Common Stock, $5 par value; Preferred Stock listed in the table represents the Company's Cumulative Preferred Stock, $100 par value.

(b) There are a total of 23 Executive Officers and Directors.

(c) The common shares represented above include those shares, if any, held under the Company's Employees' Savings and Stock Ownership Plan (the
    "Savings Plan").

(d) On January 31, 1995, the percentage of shares beneficially owned by any Director or named Executive Officer, or by all Directors and Executive
    Officers as a group, does not exceed one percent of each class of securities described above.

                                      12

(e) The number of shares includes those which the following have the right to acquire as of February 22, 1995 through the exercise of vested options granted under the Omnibus Incentive Plan: Mr. Hock, 17,285 shares; Mr.
    Brunetti, 0 shares; Mr. Kelly, 6,200 shares; Mr. A. Clegg Crawford, 3,273 shares; Ms. Taylor, 2,893 shares; and all executive officers as a group, 39,294 shares.

    Unless otherwise specified, each Director and named Executive Officer has sole voting and sole investment power with respect to the shares indicated.

(1) Mr. Chandler's  wife owns  300  of these  shares, ownership  of which  Mr.
    Chandler disclaims.   In  addition, Mr. Chandler  shares investment  power
    with  Chandler-Simpson, Inc.,  of which he  is President,  with respect to
    4,597 of these shares.

(2) Included  in the total  amount are  2,565 common shares  held in  a family
    trust of which Mr. Farley is beneficiary.   Mr. Farley has no voting power
    but shares investment power with respect to these shares.

(3) Mr.   Hirschfeld's  wife  owns  1,231  of  these  shares;  Mr.  Hirschfeld disclaims ownership of these shares.

(4) Mr. Hock shares voting and investment power with his wife with respect to 18,954 of these shares.

(5) Mr. Nicholson's wife owns 500 of these shares; Mr. Nicholson disclaims ownership of these shares.

(6) Mr. Powers' son owns 500 of these shares; Mr. Powers disclaims ownership of these shares.

(7) Mr. Rodriguez's wife is custodian and has sole investment and voting power for their minor children with regard to 901 of these shares. Also, Mr. Rodriguez's wife owns 331 of these shares. Mr. Rodriguez disclaims ownership of these 1,232 shares.

(8) Mr. Tointon shares voting and investment power with respect to these shares with Phelps-Tointon, Inc., of which he is President and Chief
    Executive Officer.

(9) Mr. Kelly's wife owns 263 of these shares; Mr. Kelly disclaims ownership of these shares.

         Compliance With Section 16(a) of the Securities Exchange Act

    Based solely upon a review of Forms 3, 4 and 5 and written representation furnished to the Company, the Company believes that all Directors and officers filed in a timely manner their reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended.

                  COMPENSATION OF EXECUTIVE OFFICERS
                          AND DIRECTORS


Report of the Compensation Committee on Executive Compensation

      The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside Directors. The Board has delegated to the Committee the responsibility for establishing and administering the Company's base salary system, executive annual and long-term incentive compensation plans, and benefit programs.

      A primary objective of the Committee regarding executive compensation is to provide a total compensation package which, as a whole, will enable the Company to attract, retain and motivate a high-quality executive management team that will be focused on enhancing shareholder value.

      A guiding principle used in the development and administration of the Company's executive compensation plans is to align the interests of executive management with those of shareholders and customers. One of the ways this is achieved is by establishing plans that compensate executives on the basis of corporate, business unit, and individual performance goals. The plans include equity-based incentives so that the executives are motivated on an annual and long-term basis to respond to business challenges and opportunities as owners, not just as employees.

      Each year, the Committee reviews the total executive compensation program (which includes base salaries, annual and long-term incentives, benefits and perquisites). This review is conducted with the assistance of independent outside experts, including compensation consultants. In establishing compensation policies and levels, the Committee considers all elements of total compensation.

      The Omnibus Budget Reconciliation Act was passed by the U.S. Congress during 1993. Several provisions of the Act impact executive compensation. One of the provisions resulted in the enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended. This section generally limits the corporate deduction for compensation paid during a year to any executive officer named in the proxy statement to $1 million, unless the compensation is performance based. The Committee, along with the Company's independent auditors, legal counsel, and compensation consultants, have conducted an in-depth review of the potential impact of these provisions of the Act on the Company. Aggregate compensation levels in 1994 did not exceed $1 million and are not expected to in 1995 for any executive officer named in the proxy statement. Therefore, we believe Section 162(m) will not impact the Company's tax deduction for 1994 or 1995 compensation.

Base Salaries

      Base salaries for executives are reviewed by the Committee annually. In determining appropriate base salary levels, the Committee considers factors such as responsibilities, experience, individual performance, internal equity, and pay practices of other companies in the utility industry. Formal weightings are not assigned to these factors. In general, base salaries are targeted at or near the 50th percentile for the utility industry. We believe this objective allows the Company to attract and retain top quality executive talent, and the continuity of management enhances the Company's ability to achieve strategic objectives designed to benefit shareholders and customers. Overall, 1994 base salaries for all executives, including Mr. Hock, were in line with the 50th percentile.

      For compensation comparison purposes, data was collected from public and private surveys composed of utility companies which are similar to the Company in terms of sales volumes, lines of business, employment levels, customer mix, and service areas. The primary survey group of over 100 utilities includes almost all of the companies included in the S&P Electric Power Group, which is depicted in the Cumulative Five-Year Total Return Graph, as well as other utilities. We believe the S&P Electric Power Group is a representative cross section of the survey companies used for compensation comparisons and is appropriate for inclusion in the graph.

Annual Incentives

      Executives have the opportunity to earn annual incentive awards under the Omnibus Incentive Plan. The purpose of these awards is to promote the achievement of Company financial and strategic objectives which are designed to benefit shareholders and customers, focus executive attention on pre-established goals, and recognize individual performance while fostering team performance. The Committee believes that annual incentive awards serve to communicate Company goals to the executives and motivate executives not only to achieve but also potentially to exceed these goals. The Committee further believes that having a significant portion of executive compensation at risk fosters meeting these goals.

      In 1994, target awards were set for 15 executive officers, including all named executive officers. Target awards are expressed as a percentage of base salary, which in 1994 was 40% for Mr. Hock and ranged from 25% to 35% for all other named executive officers. Target awards for Mr. Hock and the other named executive officers are equivalent to average levels in the utility industry.

      Each executive earns the right to receive an award if pre-established corporate goals (based on earnings per share) are met. In addition, the

Committee may adjust these awards based on its subjective assessment of business unit and individual performance. This assessment focuses on factors such as customer service, actual resource allocations relative to budget, other strategic business unit factors, and individual performance; however, formal weightings are not assigned to these factors. Achievement of 100 percent of goals would result in the target amount, with achievement of between 90 and 110 percent of goals resulting in a lesser or greater award. Actual awards are payable in cash or a combination of restricted stock (one-third) and cash (two-thirds). The Committee believes paying bonuses partially in restricted stock reinforces the Company's principal business objective of enhancing shareholder value as it aligns the interests of executives with those of shareholders. Actual annual incentive awards for 1994 for Mr. Hock and the named executive officers were calculated based on corporate performance that was between 95 percent and 100 percent of the earnings per share goal.

Stock Options

      Stock options were granted in 1994 to 15 executives, including Mr. Hock and the named executive officers. The grants are made under the Omnibus Incentive Plan and are designed to link the interests of executives to improvement in long-term shareholder value. Award levels have been targeted at or below the 50th percentile in the utility industry.

      Stock options vest ratably during the three-year period immediately following the date of grant. If vested, they may be exercised any time during the ten-year period following the date of grant. The stock option grants made to Mr. Hock and the executive officers are based on the value of the stock on the date of grant, competitive practices, and individual contributions. No formal weightings have been established for these criteria.

Dividend Equivalents

      To further strengthen the tie between executive compensation and shareholder value, the 15 executives who received stock options were granted a target number of dividend equivalents under the Omnibus Incentive Plan. Payment of the dividend equivalents is subject to the achievement of earnings per share goals over a three-year performance period. The goals are established on an annual basis and are the same as those used for annual incentive awards. Attainment of 90 percent of the earnings per share goals represents the threshold at which 50 percent of the awarded dividend equivalents can be earned. Attainment of the target earnings per share goals (100%) will result in the executive earning 100 percent of the dividend equivalents awarded for that particular performance period. The maximum amount of dividend equivalents (150%) will be earned if at least 110 percent of the earnings per share goals are attained. Performance is assessed each year, and based on the schedule described above, a percentage award is calculated. Payment of dividend equivalents is dependent upon the average of the annual percentage awards during the entire performance period. In determining the average for the three-year period, any year in which the minimum performance
(threshold) is not achieved, the percentage award is included as zero. Although the Company's achievement of between 95 and 100 percent of the established goal in 1994 resulted in an annual award, the actual percentage of dividend equivalents granted in 1994 which will be paid is dependent on performance during each year of the entire 1994 to 1996 performance period.

      The amounts to be paid in early 1995, which are reported in the Summary Compensation Table, reflect performance during 1992, 1993, and 1994. Average performance during those years was below target and resulted in awards of between 50 and 60 percent of target. This award level is slightly above the minimum level.

      The number of dividend equivalents granted to Mr. Hock and the executive officers was based on the number of unvested stock options from 1993 and 1994, as well as dividend-equivalent awards in 1992. Stock option and dividend equivalent grants for 1994 for the Chief Executive Officer and the named executive officers as a group remained below the 50th percentile.

Compensation Committee Members
Dr. Doris M. Drury, Chairman
Collis P. Chandler, Jr.
George B. McKinley
Will F. Nicholson, Jr.
W. Thomas Stephens
Robert G. Tointon

                                                   Summary Compensation Table
                                                 Annual Compensation                         Long-term Compensation
                                                                                          Awards                      All other
Name and principal position                                                                                            compen-
                                         Year                                             Awards           Payouts     sation
                                                Salary ($)   Bonus ($)     Other   Restricted Securities      LTIP     ($) (d)
                                                                (a)       annual     stock    Underlying    payouts
                                                                          compen-    awards    Options/       ($)
                                                                          sation     ($)(c)   SAR's (#)
                                                                          ($) (b)
Delwin D. Hock                            1994    $428,014    $197,648                   $0     22,700      $17,160     $19,260
Chairman of the Board,                    1993     425,012      53,035               26,265     14,578                   21,376
President and                             1992     410,027      50,000                                                   41,045
Chief Executive Officer

Wayne H. Brunetti                         1994     148,320      58,251              123,085     17,000            0           0
President and Chief Operating             1993
Officer                                   1992

Richard C. Kelly                          1994     215,005      49,970               24,756      8,200        5,631      10,362
Sr. V.P. Finance,                         1993     211,674      27,108               13,292      5,200                   11,113
Administration and                        1992     194,217      20,000                                                    9,426
Chief Financial Officer

A. Clegg Crawford                         1994     167,000      27,165               13,335      4,200        3,175       4,755
V.P. Electric Production                  1993     165,513      15,509                7,491      2,810                    5,265
                                          1992     158,077      10,000                                                    1,135

Marilyn E. Taylor                         1994     150,007      24,424               11,998      3,700        2,789       6,750
V.P. Human Resources                      1993     148,339      11,826                5,674      2,489                    6,300
                                          1992     139,337                                                                6,120

(a)   The amounts  shown in the  "Bonus" column  for 1994  represent the  cash awards  earned under the Omnibus  Incentive Plan for  financial performance in
1994.  These awards were made  in February 1995.  In accordance with  the plan guidelines, the entire award amount can be  paid in cash or two-thirds of  the award may be paid in  cash and one-third in the form of restricted  stock.  At the election of each  executive officer, all or a portion of  the award may be deferred into the Executive Savings  Plan.  Mr. Hock's award was  $131,497 and
2,164  shares ($65,731)  of restricted  stock.  However,  Mr. Hock  elected to defer  the  value of  the  entire  award  into  the  Executive  Savings  Plan.
Accordingly,  both the  cash portion  and the  value of  the restricted  stock
portion of  Mr. Hock's 1994  award are reflected in  the "Bonus" column.   Mr.

                                      18

Brunetti's reported bonus amount also includes a hiring bonus of $25,000. In addition, Mr. Hock and each of the named executive officers, except Mr.
Brunetti, received a bonus of $420 under the 1994 Employee Incentive Plan.

(b) Perquisites and other personal benefits do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officers.

(c)   The amounts  shown in  the  "Restricted Stock  Awards" column  for  1994 reflect the value (as of the date of grant in February 1995) of the restricted stock awards made  under the Omnibus Incentive Plan described in footnote (a).
The restricted stock  amount reported for Mr. Brunetti also  includes a hiring bonus  of 4,000  shares  (valued at  $106,500  as of  the  date  of grant)  of restricted stock.

Aggregate  restricted stock  holdings as  of the  February  1995 grant  are as follows:  Mr. Hock held 824 ($24,205) shares of restricted stock; Mr. Brunetti held  4,546  ($133,539)  shares of  restricted  stock;  Mr.  Kelly held  1,232
($36,190) shares of restricted  stock; Mr. Crawford held 674  ($19,799) shares of restricted stock;  and Ms. Taylor  held 573 ($16,832) shares  of restricted
stock.   The value  of the shares  reported in this  paragraph were calculated using the Company's 1994 year end stock price of $29.375.

Dividends  are paid  on restricted  stock when  and as  paid on  the Company's
Common Stock.  Restrictions lapse two years from the date of grant, except for
the shares  granted  to  Mr.  Brunetti as  part  of  his hiring  bonus.    The
restrictions on those shares lapse three years from the date of grant.

(d)   The amounts  represented in the "All  Other Compensation" column reflect the total of the matching contributions made under  the Employees' Savings and
Stock Ownership Plan (the  "ESOP") and the matching contributions  provided by
the Executive  Savings Plan.   The  Executive  Savings Plan  allows the  named
executives to receive credits for Company contributions to which they would be entitled under the ESOP if pre-tax  deferral contributions were not limited by federal income tax  laws.  In accordance with the  provisions of the Executive
Savings  Plan, the  1992, and  in the  case of  Mr. Kelly,  the 1993  and 1994 amounts also include Company contributions for the years 1989, 1990 and  1991.
In  1994, the  value of  contributions made  under the  ESOP to  Messrs. Hock,
Brunetti,  Kelly, Crawford and Ms. Taylor were  $6,750, $0, $6,750, $4,755 and
$6,750 respectively.  The value of  the contributions made under the Executive
Savings Plan in 1994 to Messrs. Hock, Brunetti, Kelly, Crawford and Ms. Taylor
were $12,510, $0, $3,612, $0 and $0 respectively.

                                             Options/SAR Grants in Last Fiscal Year
                                                       Individual Grants
    Name                     Number of
                            securities
                            underlying     % of Total
                             options/     options/SARS    Exercise
                               SARS        granted to     or base                      Grant date
                              granted     employees in     price      Expiration      present value
                              (#)(a)       fiscal year     ($/Sh)        Date            ($)(b)
Delwin D. Hock               22,700          15.16%      $29.000        2/22/04        $84,104
Wayne H. Brunetti            17,000          11.36%      $26.625        7/18/04        $48,229
Richard C. Kelly              8,200           5.48%      $29.000        2/22/04        $30,381
A. Clegg Crawford             4,200           2.81%      $29.000        2/22/04        $15,561
Marilyn E. Taylor             3,700           2.47%      $29.000        2/22/04        $13,709

(a)   All  options  were granted  to  executive officers  by  the Compensation
Committee of the Board  of Directors on February 22, 1994,  except in the case of Mr. Brunetti whose options were granted on July 18, 1994.  The options vest and  may be exercisable only to the extent of 33 1/3% on the first anniversary date of  the grant and to the same extent  on the second anniversary and third
anniversary.   Such rights  to exercise will  be cumulative to  the extent not exercised.  All options expire 10 years from the date of grant.

(b) These amounts represent a theoretical present valuation based on the Black Scholes Option Pricing Model as adjusted for dividends. The values in the column are estimated based on an option price of $3.71 for messers. Hock, Kelly, Crawford, and Ms. Taylor and $2.84 for Mr. Brunetti. The option prices were derived using the following assumptions:

  1.  the time to exercise is the option life of 10 years;
  2. the risk free rate is 6.13% (6.21% in the case of Mr. Brunetti), the interest rate on 10-year treasury strips on January 3, 1994;
  3.  the option strike price is $29; ($26.625 in the case of Mr. Brunetti)
  4.  the  stock  price at  grant date  is $29;  ($26.625 in  the case  of Mr.
      Brunetti)
  5. the standard deviation of PSCo Common Stock, which is a measure of the volatility of the stock, is 16.97%; and
  6. future dividends were assumed to stay constant at $2.00 and were discounted at a rate of 10.13% (10.21% in the case of Mr. Brunetti).

Executives may not sell or assign these options, which have value only to the extent of future stock price appreciation. These amounts or any of the assumptions should not be used to predict future performance of stock price or dividends.


                                      Aggregated Option/SAR Exercises in Last Fiscal Year
                                                  and FY-End Option/SAR Values

                                                  Number of         Value of
                                                  Securities       Unexercised
                                                  Underlying      In-the-Money
                                                 Unexercised      Options/SARS
                                                 Options/SARs     at FY-End ($)
                                                at FY-End (#)          (a)

    Name           Shares     Value Realized     Exercisable/     Exercisable/
                 Acquired on        ($)         Unexercisable     Unexercisable
                Exercise (#)

Delwin D. Hock          0               $0           4,859/          $6,074/
                                                     32,419           20,661

Wayne H. Brunetti       0                0                0/              0/
                                                     17,000           46,750

Richard C. Kelly        0                0           1,733/           2,167/
                                                     11,667            7,408

A. Clegg Crawford       0                0              937/          1,171/
                                                      6,073            3,917

Marilyn E. Taylor       0                0              830/          1,037/
                                                      5,359            3,462


(a)   Option values were calculated  with the closing stock price  on December
      31, 1994, of $29.375.

                                     Long-Term Incentive Plans - Awards in Last Fiscal Year

    Name            Number           Performance            Estimated future payouts under
                      of              or other              non-stock price-based plans
                    shares,         period until
                   units or          maturation
                     other            or payout    Threshold          Target          Maximum
                   right (a)                       ($ or #)          ($ or #)         ($ or #)
                      (#)

Delwin D. Hock     37,572              1/1/94
                                        thru         $37,572         $75,144         $112,716
                                      12/31/96

Wayne H. Brunetti  17,000              1/1/94
                                        thru         $17,000         $34,000          $51,000
                                      12/31/96

Richard C. Kelly   13,358              1/1/94
                                        thru         $13,358         $26,716          $40,074
                                      12/31/96

A. Clegg Crawford   7,027              1/1/94
                                        thru         $7,027          $14,054          $21,081
                                      12/31/96

Marilyn E. Taylor   6,196              1/1/94
                                        thru         $6,196          $12,392          $18,588
                                      12/31/96

(a)   Dividend  equivalents  are granted  under  the  Omnibus Incentive  Plan.
      Dividend equivalents entitle the  recipient to the cash amount  equal to
      $2.00 multiplied by the  number of units granted.   Dividend equivalents
      are earned, if  at all, at  the end of  a three-year performance  period depending  upon achievement of Earnings  Per Share (EPS)  goals over the
      performance  period.   The  target level  represents  the amount  to  be
      awarded  if  100%  attainment  of  the  goal  is  achieved.    Threshold
      represents the amount to be awarded if  90% of the goal is achieved, and
      Maximum  represents the  amount to  be awarded  if 110%  of the  goal is attained.  Additional  dividend equivalents  may be  granted each  year.
      Dividend equivalents vest immediately upon a change in control.

The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under the Employees' Retirement Plan ("Retirement Plan") and the Supplemental Executive Retirement Plan ("SERP").

                                                       Pension Plan Table

Remuneration                       Years of Service
                           15                    20         25 or more years

$100,000              $54,375               $65,000                  $65,000
 125,000               67,969                81,250                   81,250
 150,000               81,562                97,500                   97,500
 175,000               93,750               113,750                  113,750
 200,000              105,938               130,000                  130,000
 225,000              118,125               146,250                  146,250
 250,000              130,313               162,500                  162,500
 300,000              154,688               195,000                  195,000
 400,000              203,438               260,000                  260,000
 450,000              227,813               292,500                  292,500
 500,000              252,188               325,000                  325,000
 600,000              300,938               390,000                  390,000

      The Retirement Plan portion of the amounts listed in the table is calculated based on the following formula: 1.5% of average final compensation multiplied by years of credited service.

      Average final compensation is the highest average monthly compensation based on the compensation for any five 12-month periods which yield the highest total compensation. Federal regulations require that for the 1994 plan year no more than $150,000 in compensation be considered for the calculation of retirement benefits from the Retirement Plan, and the maximum amount paid from a qualified defined benefit plan cannot exceed $120,000, as of January 1, 1995. Benefits are calculated on a straight life annuity basis. The benefit amounts under the Retirement Plan are not subject to any deduction for Social Security benefits or other offset amounts.

      The number of years of service credited under the Retirement Plan as of December 31, 1994, were 32 years for Mr. Hock, 26 years for Mr. Kelly, 7 years for Ms. Taylor , 6 years for Mr. Crawford, and 0 years for Mr. Brunetti (see "Employment Contracts and Change-in-Control Arrangements" for Mr. Crawford and Mr. Brunetti). Mr. Crawford is not a member of the SERP. There is no maximum number of years of credited service for calculation of benefits under the Retirement Plan.

      The SERP is a non-qualified supplemental pension plan for designated executive officers that provides increased benefits including those that would otherwise be denied because of certain Internal Revenue Code limitations on qualified benefit plans. As of December 31, 1994, there were 10 executive officers participating in the SERP, including the named executive officers (with the exception of Mr. Crawford). Benefits under the SERP are calculated such that, when added to the maximum benefits payable under the Retirement Plan, benefits will equal 65% of the participant's base salary at the participant's normal retirement date (age 65 or such earlier date as the participant is eligible and elects to retire with full benefits under the Retirement Plan). For executives who became participants in the SERP after March 26, 1991, the SERP benefits accrue over a 20-year period. Benefits are paid for 20 years with a 50% survivor benefit if death occurs sooner. The benefit amounts under the SERP are not subject to any deduction for Social Security benefits or other offset amounts.

                           Compensation of Directors

      Each Director who is not an officer is currently paid a fee of $24,000 per annum. Effective January 1, 1994, each non-officer Director is paid an additional attendance fee of $500 for each Board and committee meeting that such Director attends, with committee chairpersons receiving $750 per meeting of their respective committees that they attend. In remaining consistent with the Company's effort to reduce overall operating costs, the Board of Directors took a voluntary 10% pay cut for 1994. Therefore, actual fees paid to Directors in 1994 were $21,600 plus attendance fees of $450 for each Board and committee meeting attended, with committee chairpersons receiving $675 per meeting of their respective committees that they attended.

      Effective January 26, 1988, the Company adopted a modified tenure policy for Directors. The primary purpose of the policy is to assure the continued availability to the Company of the varied experience of the Directors after their retirement. Under the provisions of the policy, and in consideration of the Directors' agreement to provide advice and counsel to the Board as requested, all Directors retiring after January 26, 1988, will be paid a monthly retainer equal to the base fee being paid to outside Directors at the time of their retirement. This retainer will be paid for 10 years or life, whichever is less. In addition, any outside Director who has served as a Director for a minimum of 10 years and who does not seek re-election for reasons other than physical or mental disability, the press of other duties, or similar reasons, shall also be paid this retainer.

      On January 1, 1994, the "Directors' Voluntary Deferral Plan" became effective. This non-qualified plan allows Directors to defer receipt of retention fees and/or meeting fees on a pre-tax basis. Messrs. McKinley, Nicholson, Rodriguez, and Tointon have elected to participate.

Employment Contracts and Change-in-Control Arrangements

      The Company has entered into severance agreements with certain key employees, including those listed in the Summary Compensation Table (each, an "Employee"). The agreements were effective as of November 26, 1991, (except in the case of Mr. Brunetti, whose severance agreement was effective as of July 18, 1994) and will continue until (i) 24 full calendar months following an occurrence of a change in control of the Company, or (ii) the Employee attains age 65 following the date of an occurrence of a change in control of the Company, whichever occurs first.

      During the time periods referenced above, the agreements provide that in the event the employment of the Employee is terminated for any reason other than cause, death or disability, or the employee is constructively discharged, as defined by the agreements, the Employee is entitled to receive (A) accrued but unpaid salary and accrued but unused vacation; (B) a lump sum payment equal to three times the Employee's compensation, including certain compensation under the Omnibus Incentive Plan and the Company matching contributions allocated to the Employees' Savings Plan and Executive Savings Plan accounts for the calendar year preceding the change in control; and (C) all benefits under the Company's welfare benefit plans until the first to occur of 36 months following termination or the attainment of age 65.

      In the event the Employee is age 62 or older, the lump sum severance benefit shall be multiplied by a fraction, the numerator of which is the number of months (including fractions of a month) from the date of termination of employment to the date of the first day of the calendar month coincident with or next following the date the Employee will have attained age 65, and the denominator of which is 36. In the event payments made to the Employee would be subject to an excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments shall be reduced to an amount, and only to the extent necessary, so that such payments would not be subject to the excise tax.

      The Company has entered into an agreement with Mr. Crawford, under which the Company will make additional benefit payments to him such that his total benefit payments under the Retirement Plan and such agreement will be equal to 40% of his salary at the time of termination if said termination occurs after the attainment of age 62. Accordingly, the estimated annual benefit for Mr. Crawford if termination occurs at age 65 is $66,800. This payment will be made for a period of 20 years. If Mr. Crawford's death occurs prior to the termination of his employment, his beneficiary will receive reduced benefits for a period of 20 years. Pursuant to this agreement, Mr. Crawford will be entitled to receive severance pay in an amount equal to 26 weeks of pay at his then current rate if he is terminated because his position has been eliminated.

      The Company has entered into an employment agreement with Mr. Hock for a term ending January 31, 1997. The agreement provides for a base salary of not less than $428,000 plus an annual target bonus opportunity of not less than 40% of his base salary and an annual stock option award opportunity of not less than 160% of his base salary. Upon termination after a change in control, Mr. Hock would receive the greater of payments he would otherwise be entitled to receive under this agreement, which includes tax free reimbursement of any excise taxes paid thereunder, and the payments provided for in his severance agreement discussed above. If the Company terminates Mr. Hock's employment without cause, or if Mr. Hock terminates for good reason (each as defined in the agreement), Mr. Hock shall receive his base salary for the remainder of the term of the agreement, the greater of target or actual annual bonus paid for that year continued for the term of the agreement and an immediate vesting of all outstanding incentive awards (including dividend equivalents) plus the economic equivalent of any long-term awards he would have received for the remainder of the term (including dividend equivalents).

      The Company has entered into an employment agreement with Mr. Brunetti for a term ending July 17, 1997. The agreement provides for a single lump sum cash sign-on bonus in the gross amount of $25,000 in addition to the issuance of 4,000 shares restricted stock of the Company. Each of the sign-on bonuses are outlined in the Summary Compensation Table. The agreement also provides for a base salary of not less than $325,000 plus an annual target bonus opportunity of not less than 35% of his base salary and an annual stock option award opportunity of not less than 140% of his base salary. Upon the commencement of his employment with the Company, Mr. Brunetti was also issued stock options for 17,000 shares of stock of the Company. Upon termination after a change in control, Mr. Brunetti would receive the greater of payments he would otherwise be entitled to receive under this agreement, which includes tax free reimbursement of any excise taxes paid thereunder, or the payments provided for in his severance agreement discussed above. If the Company terminates Mr. Brunetti's employment without cause, or if Mr. Brunetti terminates for good reason (each as defined in the agreement), Mr. Brunetti shall receive his base salary for the remainder of the term of the agreement, the greater of target or actual annual bonus paid for that year continued for the term of the agreement, an immediate vesting of all outstanding incentive awards (including dividend equivalents) plus the economic equivalent of any long-term awards he would have received for the remainder of the term (including dividend equivalents). The agreement also provides that Mr. Brunetti will participate in the SERP and will be entitled to full benefits upon retirement at age 65.

TOTAL RETURN GRAPH

Compensation Committee Interlocks and Insider Participation

      During  1994,  the  following   Directors  served  on  the  Compensation
Committee: Dr. Doris M. Drury, Collis P. Chandler, Jr., George B. McKinley, Will F. Nicholson, Jr., W. Thomas Stephens and Robert G. Tointon. None of these Directors are or have been an officer or employee of the Company or any of its subsidiaries. Mr. Tointon, however, was involved in the following transactions with a subsidiary of the Company.

      During 1990, Fuel Resources Development Co. (Fuelco), a wholly-owned subsidiary of the Company, entered into an agreement with The San Juan Basin Consortium, Ltd. (of which Mr. Tointon and his affiliates were members) to purchase various ownership interests in proven acreage and further develop 40 net gas wells and the related gas gathering and water disposal systems. During 1992, Fuelco received $95,793 from The San Juan Basin Consortium in settlement of the final outstanding issues relating to the 1990 purchase of the San Juan Basin properties. By the end of 1991, 47 gross wells (completing Fuelco's 40 net well obligation) had been drilled. The wells are in various stages of production, dewatering or completion and the gathering and water disposal facilities serving several groups of wells have been completed. Fuelco's working interests in the properties range from 50% to 100% before, and 30% to 87% after, termination of the carried interest and payout.

      Prior to 1990, The San Juan Basin Consortium had invested $9,700,000 in this project. The working interest of the Consortium members ranged from 10% to 48% before payout, and from 8% to 26% after payout. Expenses related to such interests were carried by Fuelco during 1990 and 1991. Fuelco's obligation for payment of expenses related to such carried interests were to terminate on September 30, 1992, with respect to 33 gross wells. Due to a delay in development of these projects, however, Mr. Tointon and his affiliates agreed with Fuelco to extend the termination date as follows: (i) Fuelco continued to pay all expenses for the carried interest of Mr. Tointon and such affiliates through July 1, 1993, with respect to the wells and certain water disposal and gathering facilities and (ii) thereafter, Fuelco agreed to pay certain additional expenses with respect to these projects until completion thereof which occurred in 1994. Such expenses paid by Fuelco and attributed to the interests of Mr. Tointon and his affiliates aggregated $407,687 and $60,894 in 1993 and 1994 respectively. The terms and conditions of this transaction are substantially similar to those which would have been effected with unrelated parties.

      In addition, the Company paid Rocky Mountain Prestress, of which Mr. Tointon is CEO and President, the sum of $1,250,948 for construction services during 1994. Such services were provided upon terms and conditions substantially similar to those which would have been effected with unrelated parties.

                   CERTAIN RELATIONSHIPS AND RELATED
                           TRANSACTIONS

      During 1994, the Company received $63,774 from Chandler & Associates, Chandler-Simpson, Inc., and related companies for natural gas transportation to Northwest Pipeline Corporation. Mr. Chandler is sole owner, President and a Director of Chandler & Associates and Chandler-Simpson, Inc. The terms and conditions of the transactions between the companies with which Mr. Chandler is associated and the Company and are substantially similar to those which would have been effected with unrelated parties.

      During 1994, the Company paid A.B. Hirschfeld Press, Inc., of which Mr. Hirschfeld is President, the sum of $199,945 for printing services. Such services were provided upon terms and conditions substantially similar to those which would have been effected with unrelated parties.

              APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

      Subject to approval by the holders of Common Stock at the Meeting, the Board of Directors has appointed Arthur Andersen & Co. as the independent public accountants to audit the accounts of the Company and its consolidated subsidiaries for the 1995 calendar year. The firm audited the Company's accounts in 1994. A representative of Arthur Andersen & Co. is expected to be present at the Meeting, will be provided the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1994 CALENDAR YEAR.

                      TRANSACTION OF OTHER BUSINESS

      The Board of Directors does not intend to bring before the Meeting any matters other than (1) the election of Directors and (2) the approval of the appointment of the Company's independent public accountants and has no present knowledge that any other matter will or may be brought before such Meeting by others. However, if any other matter properly comes before the Meeting, it is the intention of the persons named in the form of proxy to vote the proxies in accordance with their judgment on such matter.

            SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

      Shareholder proposals intended to be presented at the 1996 Annual Meeting must be received by the Company no later than December 12, 1995, in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                           By order of the Board of Directors.
Dated:  April 10, 1995.


                                                      W. WAYNE BROWN
                                                      Corporate Secretary


      ALL SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE PAID ENVELOPE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING. ANY SHAREHOLDER PRESENT AT THE MEETING MAY, NEVERTHELESS, VOTE PERSONALLY ON ALL MATTERS WITH RESPECT TO WHICH SUCH SHAREHOLDER IS ENTITLED TO VOTE.